Exhibit 99.1

Contact:
Lorin Crenshaw	225.388.7322

Albemarle reports third quarter 2014 results

BATON ROUGE, LA - October 22, 2014 –

Third quarter 2014 highlights:

•	Adjusted earnings of $1.14 per share, up 5% versus third quarter 2013.

•	Net sales grew 9% to $642.4 million versus third quarter 2013, with an adjusted EBITDA margin of 23%.

•	Year to date cash flow from operations of $430.5 million, up 36% versus 2013 on lower working capital.

•	Successful startup of Heavy Oil Upgrading capacity expansion in Bayport, TX.

•	Closed sale of antioxidant, ibuprofen and propofol businesses and assets to SI Group, Inc.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In thousands, except per share amounts	2014	2013	2014	2013
Net sales	$642,418	$591,196	$1,846,982	$1,754,635
Segment income	$140,126	$136,717	$411,963	$395,338
Net income from continuing operations	$88,019	$97,313	$243,427	$273,494
Net income attributable to Albemarle Corporation	$72,794	$90,512	$151,824	$257,238
Diluted earnings per share	$0.93	$1.11	$1.91	$3.02
Non-operating pension and OPEB items(a)	0.01	(0.01)	0.11	(0.04)
Special items(b)(c)(d)(e)	0.12	—	0.32	—
Discontinued operations(f)	0.08	(0.01)	0.87	(0.06)
Adjusted diluted earnings per share	$1.14	$1.09	$3.21	$2.92

See accompanying notes and reconciliations to the condensed consolidated financial information.

Albemarle Corporation (NYSE: ALB) reported third quarter 2014 earnings of $72.8 million, or $0.93 per share, compared to third quarter 2013 earnings of $90.5 million, or $1.11 per share. Third quarter 2014 adjusted earnings were $89.5 million, or $1.14 per share, compared to $88.9 million, or $1.09 per share, for the third quarter of 2013 (see notes to the condensed consolidated financial information). The Company reported net sales of $642.4 million in the third quarter of 2014, up from net sales of $591.2 million in the third quarter of 2013, driven mainly by higher volumes across Catalyst Solutions and bromine products due to strong market demand and favorable pricing in Catalyst Solutions.

Earnings for the nine months ended September 30, 2014 were $151.8 million, or $1.91 per share, compared to $257.2 million, or $3.02 per share, for the same period in 2013. Adjusted earnings for the nine months ended September 30, 2014 were $254.7 million, or $3.21 per share, compared to $248.9 million, or $2.92 per share, for the same period in 2013. Net sales for the nine months ended September 30, 2014 were $1.85 billion, up from $1.75 billion for the same period in 2013, driven mainly by favorable Catalyst Solutions pricing and volumes on strong demand, and the favorable impact of a stronger European Union Euro, partly offset by lower pricing in Performance Chemicals.

On September 1, 2014, the Company closed the sale of its antioxidant, ibuprofen and propofol businesses and assets to SI Group, Inc and received net proceeds of $104.7 million and a receivable of $8.5 million, subject to post-closing adjustments expected to be finalized in the fourth quarter of 2014. Financial results of the disposed group have been presented as discontinued operations in the consolidated statements of income for all periods presented. Included in (Loss) income from discontinued operations are pre-tax charges of $4.8 million ($3.6 million after income taxes, or $0.05 per share) recorded in the third quarter of 2014 and $85.5 million ($64.6 million after income taxes, or $0.82 per share) recorded in the nine months ended September 30, 2014 related to the loss on the sale of the disposed group, representing the difference between the carrying value of the related assets and their fair value as determined by the sales price less estimated costs to sell. The loss is primarily attributable to goodwill, intangibles and long-lived assets, net of cumulative foreign currency translation gains of $17.8 million.

“We delivered better than forecast growth in net sales, earnings and cash flow this quarter driven by continued strength in Catalyst Solutions, and our full year will be well within the range of our guidance,” said Albemarle president and CEO Luke Kissam. “We are also making excellent progress on the plan for integrating Rockwood and delivering the synergies of the combination once the transaction closes.”

On July 15, 2014, Albemarle entered into the merger agreement with Rockwood Holdings Inc. (“Rockwood”), pursuant to which Albemarle will acquire Rockwood for consideration of $50.65 in cash and 0.4803 of a share of Albemarle common stock per outstanding share of Rockwood common stock. Upon closing of the transaction, Albemarle shareholders will own approximately 70% of the combined company and Rockwood shareholders will own approximately 30% of the combined company. The boards of directors of both Albemarle and Rockwood have approved the transaction. A special shareholder meeting will be held on November 14, 2014 to vote on the issuance of Albemarle shares of common stock in connection with the proposed acquisition of Rockwood. The transaction is also subject to regulatory approvals and other customary closing conditions and is expected to close by the end of the first quarter of 2015.

Quarterly Segment Results

Performance Chemicals reported net sales of $364.5 million in the third quarter of 2014, a slight decrease as compared to net sales of $365.2 million in the third quarter of 2013 , on unfavorable Fine Chemistry Services volumes and Fire Safety Solutions pricing, offset by favorable pricing and volumes in Specialty Chemicals and volumes in Fire Safety Solutions. Segment income for Performance Chemicals was $80.2 million in the third quarter of 2014, a 7 percent decline from $85.9 million in the third quarter of 2013, driven by unfavorable Fire Safety Solutions pricing and higher manufacturing costs, partly offset by favorable pricing and volumes in Specialty Chemicals and volumes in Fire Safety Solutions.

Catalyst Solutions generated net sales of $277.9 million in the third quarter of 2014, a 23 percent increase from net sales in the third quarter of 2013 of $226.0 million, primarily on favorable Clean Fuels Technology and Performance Catalyst Solutions volumes and overall favorable Refinery Catalyst Solutions pricing, partly offset by unfavorable Heavy Oil Upgrading volumes. Catalyst Solutions segment income was $59.9 million in the third quarter of 2014, up 18 percent from third quarter 2013 results of $50.8 million, due primarily to favorable pricing (partly driven by higher metals surcharges), higher equity in income from unconsolidated investments and strong Clean Fuels Technology and Performance Catalyst Solutions volumes on market demand, partly offset by lower Heavy Oil Upgrading volumes due to our capacity expansion startup in Bayport, TX.

Corporate and Other

Corporate and other expense was $23.0 million ($21.6 million excluding non-operating pension and OPEB items) for the third quarter of 2014. The $13.1 million increase from the comparable period in 2013 was due primarily to higher incentive compensation and pension costs.

Interest and financing expenses were $8.7 million for the third quarter of 2014 compared to $9.5 million for the third quarter of 2013, due primarily to higher capitalized interest in the 2014 period caused by the timing and costs of capital expenditures.

Our adjusted effective income tax rates, which exclude discontinued operations, special and non-operating pension and OPEB items, were 18.9 percent and 22.5 percent for the third quarter of 2014 and 2013, respectively. Our effective tax rate continues to be influenced by the level and geographic mix of income, and benefits from a favorable mix of income in lower tax jurisdictions.

Cash Flow

Our cash flow from operations was approximately $430.5 million for the nine months ended September 30, 2014, up 36 percent versus the same period in 2013, and we had $653.1 million in cash and cash equivalents at September 30, 2014. During the nine months ending September 30, 2014, cash on hand and cash provided by operations funded capital expenditures for plant, machinery and equipment of approximately $76.7 million, dividends to shareholders of $62.8 million and $150.0 million for repurchases of approximately 2.0 million shares of our common stock pursuant to the terms of our accelerated share repurchase programs entered into in the first and second quarters of 2014. Additionally, in the third quarter of 2014 we closed the sale of our antioxidant, ibuprofen and propofol businesses and assets for net proceeds of $104.7 million and a receivable of $8.5 million, subject to post-closing adjustments expected to be finalized in the fourth quarter of 2014.

Earnings Call

The Company’s performance for the third quarter ended September 30, 2014 will be discussed on a conference call at 9:00 AM Eastern time on October 23, 2014. The call can be accessed by dialing 888-680-0869 (International Dial-In # 617-213-4854), and entering conference ID 48092946. The Company’s earnings presentation and supporting material can be accessed through Albemarle’s website under Investors at www.albemarle.com.

About Albemarle

Albemarle Corporation, headquartered in Baton Rouge, Louisiana, is a leading global developer, manufacturer, and marketer of highly-engineered specialty chemicals for consumer electronics, petroleum refining, utilities, packaging, construction, automotive/transportation, pharmaceuticals, crop protection, food-safety and custom chemistry services. The Company is committed to global sustainability and is advancing its eco-practices and solutions in its two global business units: Performance Chemicals and Catalyst Solutions. Corporate Responsibility Magazine selected Albemarle to its prestigious “100 Best Corporate Citizens” list for 2010, 2011 and 2013. Albemarle employs approximately 3,200 people and serves customers in approximately 100 countries. Albemarle regularly posts information to www.albemarle.com, including notification of events, news, financial performance, investor presentations and webcasts, Regulation G reconciliations, SEC filings, and other information regarding the Company, its businesses and the markets we serve.

Forward-Looking Statements

Some of the information presented in this press release and the conference call and discussions that follow, including, without limitation, statements with respect to the proposed transaction with Rockwood and the anticipated consequences and benefits of the transaction, the targeted close date for the transaction, product development, changes in productivity, market trends, price, expected growth and earnings, input costs, surcharges, tax rates, stock repurchases, dividends, cash flow generation, costs and cost synergies, portfolio diversification, economic trends, outlook and all other information relating to matters that are not historical facts may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. There can be no assurance that actual results will not differ materially. Factors that could cause actual results to differ materially include, without limitation: changes in economic and business conditions; changes in financial and operating performance of our major customers and industries and markets served by us; the timing of orders received from customers; the gain or loss of significant customers; competition from other manufacturers; changes in the demand for our products; limitations or prohibitions on the manufacture and sale of our products; availability of raw materials; changes in the cost of raw materials and energy; changes in our markets in general; fluctuations in foreign currencies; changes in laws and government regulation impacting our operations or our products; the occurrence of claims or litigation; the occurrence of natural disasters; the inability to maintain current levels of product or premises liability insurance or the denial of such coverage; political unrest affecting the global economy; political instability affecting our manufacturing operations or joint ventures; changes in accounting standards; the inability to achieve results from our global manufacturing cost reduction initiatives as well as our ongoing continuous improvement and rationalization programs; changes in the jurisdictional mix of our earnings and changes in tax laws and rates; changes in monetary policies, inflation or interest rates; volatility and substantial uncertainties in the debt and equity markets; technology or intellectual property infringement; decisions we may make in the future; the receipt and timing of necessary regulatory approvals for the proposed transaction with Rockwood; the ability to finance the proposed transaction with Rockwood; the ability to successfully operate and integrate Rockwood’s operations and realize estimated synergies; and the other factors detailed from time to time in the reports we file with the SEC, including those described under "Risk Factors" in the preliminary joint proxy statement / prospectus we filed in connection with the proposed transaction with Rockwood, and in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date of this press release. We assume no obligation to provide any revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Albemarle Corporation and Subsidiaries
Consolidated Statements of Income
(In Thousands Except Per Share Amounts) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net sales	$642,418	$591,196	$1,846,982	$1,754,635
Cost of goods sold(a)	436,972	381,585	1,238,574	1,157,443
Gross profit	205,446	209,611	608,408	597,192
Selling, general and administrative expenses(a)	66,012	61,368	211,127	186,668
Research and development expenses	22,407	19,441	66,916	60,959
Restructuring and other charges, net(b)	293	—	20,625	—
Acquisition and integration related costs(c)	10,261	—	15,104	—
Operating profit	106,473	128,802	294,636	349,565
Interest and financing expenses	(8,749)	(9,496)	(26,255)	(22,335)
Other expenses, net(d)	(6,618)	(368)	(6,454)	(6,147)
Income from continuing operations before income taxes and equity in net income of unconsolidated investments	91,106	118,938	261,927	321,083
Income tax expense(e)	11,737	26,963	46,700	72,897
Income from continuing operations before equity in net income of unconsolidated investments	79,369	91,975	215,227	248,186
Equity in net income of unconsolidated investments (net of tax)	8,650	5,338	28,200	25,308
Net income from continuing operations	88,019	97,313	243,427	273,494
(Loss) income from discontinued operations (net of tax)(f)	(6,679)	531	(68,473)	4,994
Net income	81,340	97,844	174,954	278,488
Net income attributable to noncontrolling interests	(8,546)	(7,332)	(23,130)	(21,250)
Net income attributable to Albemarle Corporation	$72,794	$90,512	$151,824	$257,238
Basic earnings (loss) per share
Continuing operations	$1.02	$1.10	$2.79	$2.98
Discontinued operations	(0.09)	0.01	(0.87)	0.06
	$0.93	$1.11	$1.92	$3.04
Diluted earnings (loss) per share
Continuing operations	$1.01	$1.10	$2.78	$2.96
Discontinued operations	(0.08)	0.01	(0.87)	0.06
	$0.93	$1.11	$1.91	$3.02
Weighted-average common shares outstanding – basic	78,244	81,385	78,880	84,711
Weighted-average common shares outstanding – diluted	78,659	81,852	79,287	85,192

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In Thousands) (Unaudited)

	September 30,	December 31,
	2014	2013
ASSETS
Cash and cash equivalents	$653,120	$477,239
Other current assets	855,187	1,005,676
Total current assets	1,508,307	1,482,915
Property, plant and equipment	2,623,271	2,972,084
Less accumulated depreciation and amortization	1,392,997	1,615,015
Net property, plant and equipment	1,230,274	1,357,069
Other assets and intangibles	654,885	744,813
Total assets	$3,393,466	$3,584,797
LIABILITIES AND EQUITY
Current portion of long-term debt	$368,268	$24,554
Other current liabilities	444,442	411,809
Total current liabilities	812,710	436,363
Long-term debt	684,107	1,054,310
Other noncurrent liabilities	214,263	222,160
Deferred income taxes	95,115	129,188
Albemarle Corporation shareholders’ equity	1,456,741	1,627,361
Noncontrolling interests	130,530	115,415
Total liabilities and equity	$3,393,466	$3,584,797

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries
Selected Consolidated Cash Flow Data
(In Thousands) (Unaudited)

	Nine Months Ended
	September 30,
	2014	2013
Cash and cash equivalents at beginning of year	$477,239	$477,696
Cash and cash equivalents at end of period	$653,120	$401,427
Sources of cash and cash equivalents:
Net income	$174,954	$278,488
Cash proceeds from divestitures	104,718	—
Proceeds from borrowings of long-term debt	—	117,000
Proceeds from other borrowings, net	—	357,379
Proceeds from exercise of stock options	2,713	4,510
Working capital changes	87,936	—
Uses of cash and cash equivalents:
Working capital changes	—	(39,353)
Capital expenditures	(76,682)	(135,028)
Repurchases of common stock	(150,000)	(582,298)
Repayments of long-term debt	(3,023)	(93,913)
Repayments of other borrowings, net	(23,554)	—
Dividends paid to shareholders	(62,827)	(58,574)
Dividends paid to noncontrolling interests	(7,612)	(10,014)
Pension and postretirement contributions	(10,718)	(9,892)
Long-term advances to joint venture	(7,499)	—
Non-cash and other items:
Depreciation and amortization	78,344	79,477
Write-offs associated with restructuring and other	6,333	—
Loss on disposal of businesses	85,515	—
Pension and postretirement expense	21,946	4,730
Equity in net income of unconsolidated investments	(28,200)	(25,308)

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries
Consolidated Summary of Segment Results
(In Thousands) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net sales:
Performance Chemicals	$364,517	$365,154	$1,048,961	$1,059,202
Catalyst Solutions	277,901	226,042	798,021	695,433
Total net sales	$642,418	$591,196	$1,846,982	$1,754,635
Segment operating profit:
Performance Chemicals	$86,983	$91,506	$244,724	$265,665
Catalyst Solutions	53,039	47,205	162,169	125,615
Total segment operating profit	140,022	138,711	406,893	391,280
Equity in net income of unconsolidated investments:
Performance Chemicals	1,744	1,735	7,321	6,371
Catalyst Solutions	6,906	3,603	20,879	18,937
Total equity in net income of unconsolidated investments	8,650	5,338	28,200	25,308
Net income attributable to noncontrolling interests:
Performance Chemicals	(8,546)	(7,332)	(23,130)	(21,250)
Total net income attributable to noncontrolling interests	(8,546)	(7,332)	(23,130)	(21,250)
Segment income:
Performance Chemicals	80,181	85,909	228,915	250,786
Catalyst Solutions	59,945	50,808	183,048	144,552
Total segment income	140,126	136,717	411,963	395,338
Corporate & other(a)	(22,995)	(9,909)	(76,528)	(41,715)
Restructuring and other charges, net(b)	(293)	—	(20,625)	—
Acquisition and integration related costs(c)	(10,261)	—	(15,104)	—
Interest and financing expenses	(8,749)	(9,496)	(26,255)	(22,335)
Other expenses, net(d)	(6,618)	(368)	(6,454)	(6,147)
Income tax expense(e)	(11,737)	(26,963)	(46,700)	(72,897)
(Loss) income from discontinued operations (net of tax)(f)	(6,679)	531	(68,473)	4,994
Net income attributable to Albemarle Corporation	$72,794	$90,512	$151,824	$257,238

See accompanying notes to the condensed consolidated financial information.

Notes to the Condensed Consolidated Financial Information

(a)	Non-operating pension and OPEB items, consisting of mark-to-market (MTM) actuarial gains/losses as well as interest cost and expected return on assets, were included in Corporate & other as follows:

•
For the three months ended September 30, 2014 and 2013, net charges (benefits) amounted to $1.4 million ($0.9 million after income taxes, or $0.01 per share) and $(1.8) million ($1.1 million after income taxes, or $0.01 per share), respectively. The MTM actuarial loss for the three months ended September 30, 2014 was $2.8 million ($1.8 million after income taxes, or $0.02 per share) and resulted from a required remeasurement of the assets and obligations of one of our U.S. defined benefit plans in connection with the September 1, 2014 sale of our antioxidant, ibuprofen and propofol businesses and assets to SI Group, Inc. There were no MTM actuarial gains/losses recorded during the three months ended September 30, 2013.

•
For the nine months ended September 30, 2014 and 2013, net charges (benefits) amounted to $14.1 million ($9.0 million after income taxes, or $0.11 per share) and $(5.4) million ($3.4 million after income taxes, or $0.04 per share), respectively. The MTM actuarial loss in 2014 was $18.2 million ($11.6 million after income taxes, or $0.15 per share) and resulted from a $15.4 million remeasurement of the assets and obligations of one of our U.S. defined benefit pension plans and our supplemental executive retirement plan during the first quarter in connection with our workforce reduction plan initiated in the fourth quarter of 2013 and a $2.8 million remeasurement of the assets and obligations of one of our U.S. defined benefit pension plans during the third quarter in connection with the sale of our antioxidant, ibuprofen and propofol businesses and assets. There were no MTM actuarial gains/losses recorded during the nine months ended September 30, 2013.

Although non-operating pension and OPEB items are included in cost of goods sold and selling, general and administrative expenses in accordance with GAAP, we believe that these components of pension cost are mainly driven by market performance, and we manage these separately from the operational performance of our businesses. Non-operating pension and OPEB items included in cost of goods sold and selling, general and administrative expenses were as follows (in millions):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Cost of goods sold:
MTM actuarial loss	$2.8	$—	$5.7	$—
Interest cost and expected return on assets, net	(0.5)	(0.8)	(1.5)	(2.3)
Total	$2.3	$(0.8)	$4.2	$(2.3)

Selling, general and administrative expenses:
MTM actuarial loss	$—	$—	$12.5	$—
Interest cost and expected return on assets, net	(0.9)	(1.0)	(2.6)	(3.1)
Total	$(0.9)	$(1.0)	$9.9	$(3.1)

(b)	Restructuring and other charges consisted of the following:

For the three months ended September 30, 2014 -

•	Other charges of $0.3 million ($0.2 million after income taxes).

For the nine months ended September 30, 2014 -

•	Net charges amounting to $17.0 million ($11.1 million after income taxes, or $0.14 per share) in connection with a reduction of aluminum alkyls high cost supply capacity.

•
Charges of $3.3 million ($2.1 million after income taxes, or $0.03 per share) related to the write-off of certain multi-product facility project costs that we do not expect to recover in future periods.

•	Other charges of $0.3 million ($0.2 million after income taxes).

(c)	Acquisition and integration related costs consisted of the following:

For the three months ended September 30, 2014 -

•	Transaction and integration fees related to the proposed acquisition of Rockwood of $9.3 million ($5.9 million after income taxes, or $0.08 per share).

•	Certain significant acquisition-related costs of $1.0 million ($0.6 million after income taxes, or $0.01 per share).

For the nine months ended September 30, 2014 -

•	Transaction and integration fees related to the proposed acquisition of Rockwood of $9.3 million ($5.9 million after income taxes, or $0.07 per share).

•	Certain significant acquisition-related costs of $5.8 million ($3.7 million after income taxes, or $0.05 per share).

(d)
Included in Other expenses, net for the three and nine months ended September 30, 2014 was $7.0 million ($4.5 million after income taxes, or $0.06 per share) for amortization of bridge facility fees and other financing fees, related to the proposed acquisition of Rockwood.

(e)
Included in Income tax expense for the three and nine months ended September 30, 2014 were discrete net tax benefit items of $2.1 million, or $0.03 per share, related principally to the expiration of statue of limitations.

(f)
On September 1, 2014, the Company closed the sale of its antioxidant, ibuprofen and propofol businesses and assets to SI Group, Inc and received net proceeds of $104.7 million and a receivable of $8.5 million, subject to post-closing adjustments expected to be finalized in the fourth quarter of 2014. Financial results of the disposal group have been presented as discontinued operations in the consolidated statements of income for all periods presented. Included in (Loss) income from discontinued operations are pre-tax charges of $4.8 million ($3.6 million after income taxes, or $0.05 per share) recorded in the third quarter of 2014 and $85.5 million ($64.6 million after income taxes, or $0.82 per share) recorded in the nine months ended September 30, 2014 related to the loss on the sale of the disposal group, representing the difference between the carrying value of the related assets and their fair value as determined by the sales price less estimated costs to sell. The loss is primarily attributable to goodwill, intangibles and long-lived assets, net of cumulative foreign currency translation gains of $17.8 million.

(g)	Totals may not add due to rounding. Items included in footnotes (b) through (e) above have been aggregated and are referred to as “special items” in other sections of this press release.

Additional Information

It should be noted that adjusted net income attributable to Albemarle Corporation (“adjusted earnings”), adjusted diluted earnings per share and adjusted effective income tax rates, segment operating profit, segment income, EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin are financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States, or GAAP. These measures are presented here to provide additional useful measurements to review our operations, provide transparency to investors and enable period-to-period comparability of financial performance.

A description of other non-GAAP financial measures that we use to evaluate our operations and financial performance, and reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found in the Investors section of our website at www.albemarle.com, under “Non-GAAP Reconciliations” under “Financials.” Also, see attached for a supplemental reconciliation of our segment operating profit and segment income amounts to GAAP Operating profit and GAAP Net income attributable to Albemarle Corporation, respectively, as well as for a supplemental reconciliation of adjusted earnings, EBITDA and adjusted EBITDA to Net income attributable to Albemarle Corporation.

ALBEMARLE CORPORATION AND SUBSIDIARIES
Non-GAAP Reconciliations
(In Thousands)
(Unaudited)

Our segment information includes measures we refer to as segment operating profit, segment income, EBITDA and adjusted EBITDA, which are financial measures that are not required by, or presented in accordance with, GAAP. The Company has reported segment operating profit, segment income, EBITDA and adjusted EBITDA because management believes that these financial measures provide transparency to investors and enable period-to-period comparability of financial performance. Segment operating profit, segment income, EBITDA and adjusted EBITDA should not be considered as alternatives to Operating profit or Net income attributable to Albemarle Corporation, as determined in accordance with GAAP.

See below for a reconciliation of segment operating profit and segment income, the non-GAAP financial measures, to Operating profit and Net income attributable to Albemarle Corporation, respectively, the most directly comparable financial measures calculated and reported in accordance with GAAP.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Total segment operating profit	$140,022	$138,711	$406,893	$391,280
Corporate & other	(22,995)	(9,909)	(76,528)	(41,715)
Restructuring and other charges, net	(293)	—	(20,625)	—
Acquisition and integration related costs	(10,261)	—	(15,104)	—
GAAP Operating profit	$106,473	$128,802	$294,636	$349,565
Total segment income	$140,126	$136,717	$411,963	$395,338
Corporate & other	(22,995)	(9,909)	(76,528)	(41,715)
Restructuring and other charges, net	(293)	—	(20,625)	—
Acquisition and integration related costs	(10,261)	—	(15,104)	—
Interest and financing expenses	(8,749)	(9,496)	(26,255)	(22,335)
Other expenses, net	(6,618)	(368)	(6,454)	(6,147)
Income tax expense	(11,737)	(26,963)	(46,700)	(72,897)
(Loss) income from discontinued operations	(6,679)	531	(68,473)	4,994
GAAP Net income attributable to Albemarle Corporation	$72,794	$90,512	$151,824	$257,238

See below for a reconciliation of adjusted net income attributable to Albemarle Corporation (“adjusted earnings”), EBITDA and adjusted EBITDA, the non-GAAP financial measures, to Net income attributable to Albemarle Corporation, the most directly comparable financial measure calculated and reported in accordance with GAAP. Adjusted net income attributable to Albemarle Corporation is defined as Net income attributable to Albemarle Corporation before discontinued operations and the special and non-operating pension and OPEB items as listed below. EBITDA is defined as Net income attributable to Albemarle Corporation before interest and financing expenses, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before discontinued operations and the special and non-operating pension and OPEB items as listed below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net income attributable to Albemarle Corporation	$72,794	$90,512	$151,824	$257,238
Add back:
Non-operating pension and OPEB items (net of tax)	927	(1,121)	9,016	(3,365)
Special items (net of tax)	9,066	—	25,401	—
Loss (income) from discontinued operations (net of tax)	6,679	(531)	68,473	(4,994)
Adjusted net income attributable to Albemarle Corporation	$89,466	$88,860	$254,714	$248,879

Net income attributable to Albemarle Corporation	$72,794	$90,512	$151,824	$257,238
Add back:
Interest and financing expenses	8,749	9,496	26,255	22,335
Income tax expense (from continuing and discontinued operations)	10,664	27,274	24,734	74,916
Depreciation and amortization	25,630	27,660	78,344	79,477
EBITDA	117,837	154,942	281,157	433,966
Non-operating pension and OPEB items	1,440	(1,791)	14,141	(5,375)
Special items	17,575	—	42,750	—
Loss (income) from discontinued operations	7,752	(842)	90,439	(7,013)
Less depreciation and amortization from discontinued operations	—	(3,079)	(3,165)	(9,069)
Adjusted EBITDA	$144,604	$149,230	$425,322	$412,509

Net sales	$642,418	$591,196	$1,846,982	$1,754,635
EBITDA Margin	18.3%	26.2%	15.2%	24.7%
Adjusted EBITDA Margin	22.5%	25.2%	23.0%	23.5%